UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Transactions with Cargill, Incorporated

We were formed on October 22, 2004 through the business combination of IMC Global Inc., or IMC, and the fertilizer businesses of Cargill, Incorporated. Cargill, Incorporated and its subsidiaries (“Cargill”) owned approximately 64.3% of our outstanding common stock as of January 2, 2009. Seven of our twelve directors, including the Chairman of our Board of Directors and our Chief Executive Officer and President, were designated by Cargill to serve in their respective capacities for us.

Pursuant to an Investor Rights Agreement between us and Cargill that expired in October 2008, we had established special approval requirements for commercial and other transactions, arrangements or agreements between Cargill and us. These provisions required the approval of the transactions, arrangements or agreements by a majority of our directors who are former directors of IMC, or their successors, who are deemed “non-associated,” or independent, unless the transactions, arrangements or agreements are exempt as described below. These independent former IMC directors comprised the Special Transactions Committee of our Board. The Special Transactions Committee’s charter provided for it to oversee transactions involving Cargill with the objective that they be fair and reasonable to us. Further, pursuant to its charter, the Special Transactions Committee had a policy under which the Special Transactions Committee delegated approval authority for certain transactions with Cargill to an internal committee comprised of our senior managers. The internal management committee was required to report its activities to the Special Transactions Committee on a periodic basis.

On January 6, 2009, pursuant to approval of the Special Transactions Committee on December 10, 2008, Mosaic Crop Nutrition, LLC renewed an agreement to sell untreated white muriate of potash to Cargill’s salt business unit, effective as of January 1, 2009. The potash is sold to Cargill’s salt business unit at fixed prices to be adjusted quarterly, for delivery to Timpe, Utah, Hersey, Michigan, Buffalo, Iowa and White Marsh, Maryland. Cargill is required to purchase 100% of its requirements for this product during the term of the agreement. The renewal is effective from January 1, 2009 through December 31, 2011.

On December 11, 2008, our Board, on the recommendation of the Special Transactions Committee and our Corporate Governance and Nominating Committee, replaced the special approval requirements for transactions, arrangements or agreements between Cargill and us that had been established under the expired Investor Rights Agreement with new special approval requirements under which responsibility for approval of these transactions has been transferred to a subcommittee of the Corporate Governance and Nominating Committee comprised solely of independent directors in accordance with procedures it may establish, which may include delegation to our internal management committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 7, 2009	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary